[Fortress International Group, Inc. Letterhead]

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

August 26, 2008
Washington Capital Advisors, Inc.
Attn:. Mr. C. Thomas McMillen

Dear Mr. McMillen:

Reference is hereby made to the Executive Consulting Agreement, dated as of January 19, 2007 (the “Agreement”), entered into between Washington Capital Advisors, Inc. (the “Consultant”) and Fortress International Group, Inc. (formerly Fortress America Acquisition Corporation), (the “Company”).

The parties hereby agree to amend the Agreement as follows:

1.	Section 3(a) is hereby deleted in its entirety and replaced with the following:

(a) The Company hereby retains the Consultant and the Consultant hereby accepts engagement as a consultant and agrees to render services to the Company, on the terms and conditions set forth in this Agreement for the period (the “Consulting Period”). Unless earlier terminated by either the Company or the Consultant as hereinafter provided, the Consulting Period shall end on January 19, 2012 (the “Expiration Date”); provided, however, that if this Agreement is renewed pursuant to Section 3(b) below, then the “Expiration Date” for the then current “Renewal Term” (as hereinafter defined) shall be the date that is the last day of the one year period of that Renewal Term.

2.	Section 4(a)(i) is hereby deleted in its entirety and replaced with the following:

(a) Base Fee. As consideration for the provision of the Services, the Company agrees to pay or to cause its Subsidiaries to pay Consultant, during the term of this agreement the following fees:

(i)	During the Consulting Period, the Company shall pay the Consultant a fee of One Hundred Thousand Dollars ($100,000.00) per year (“Base Fee”) paid approximately equal installments bi-weekly.

The Amendment is effective as of August 26, 2008. Except as otherwise set forth herein, the Agreement shall remain in full force and effect.

Please confirm your agreement with this Amendment by signing in the space provided below.

Yours Sincerely,

Fortress International Group, Inc.

By: /s/ Thomas P. Rosato
Name: Thomas P. Rosato
Title: Chief Executive Officer

Accepted and Agreed

Washington Capital Advisors, Inc.
By: /s/ C. Thomas McMillen
Name:  C. Thomas McMillen
Title:    Chief Executive Officer